UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2020

MOODY NATIONAL REIT II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55778 (Commission File Number)	47-1436295 (I.R.S. Employer Identification No.)

Moody National Companies

9655 Katy Freeway, Suite 600

Houston, TX 77024

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On November 12, 2020, Moody National REIT II, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”). Holders of 6,908,869 shares of the Company’s common stock were represented by proxy at the Annual Meeting, representing 50.6% of the total number of outstanding shares of the Company’s common stock eligible to be voted at the Annual Meeting. Set forth below are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:

Proposal No. 1: Election of Directors

The director nominees listed in the table below were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each such director nominee were as follows:

Name of Nominee	VOTES FOR	VOTES WITHHELD
Brett C. Moody	6,631,619	277,250
William H. Armstrong	6,634,649	274,220
Charles L. Horn	6,636,639	272,230
Clifford P. McDaniel	6,638,982	269,887
John P. Thompson	6,634,576	274,293

No broker non-votes were cast in the election of the director nominees.

Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was approved. The following votes were taken in connection with this proposal:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
6,406,430	103,934	398,505

No broker non-votes were cast in the ratification of the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18, 2020	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President